Exhibit 24

POWER OF ATTORNEY FOR SECTION 16 FILINGS

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director, officer or beneficial owner (the “Grantor”) of Crane NXT, Co. (the “Company”), a Delaware corporation, does hereby make, constitute and appoint the General Counsel, the Deputy General Counsel, the Associate General Counsel(s), and the Assistant General Counsel(s) (collectively, the “Agents”), each acting alone, as the true and lawful attorney-in-fact and agent of the Grantor with full power and authority to do any and all acts necessary or desirable to comply with the reporting obligations of Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), and any amendments thereto, including but not limited to, the power to sign, file, and execute on behalf of the Grantor all forms, reports, and documents required to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 16(a) of the Exchange Act.

This Power of Attorney is granted to the Agents for the purposes of complying with Section 16(a) of the Exchange Act, and is limited to the extent necessary to comply with such requirements. The Agents are not authorized to take any action other than as specifically provided for in this Power of Attorney.

The Grantor hereby ratifies and confirms all that the Agents lawfully do or cause to be done by virtue of this Power of Attorney. This Power of Attorney shall remain in full force and effect until revoked by the Grantor in writing and delivered to the Agents.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (including any amendments) thereto with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact. This Power of Attorney supersedes any prior power of attorney in connection with the undersigned’s capacity as an officer and/or director of the Company. This Power of Attorney shall expire as to any individual attorney-in-fact if such attorney-in-fact ceases to be an attorney employed with the Company.

This Power of Attorney is binding upon the Grantor's heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of March, 2026.

Signature: /s/ Jeffrey Benck

Name: Jeffrey Benck